Exhibit 99.1

           Uranium Resources Announces First Quarter 2007
                 Earnings Teleconference and Webcast

    LEWISVILLE, Texas--(BUSINESS WIRE)--May 7, 2007--Uranium Resources, Inc. (NASDAQ: URRE) ("URI"), a uranium exploration and mining company with resources in Texas and New Mexico, announced today that it will release its first quarter 2007 financial results after the close of financial markets on May 10, 2007. The company will host a teleconference to discuss the results on May 11, 2007 at 10:00 a.m. ET.

    During the teleconference, Dave Clark, President and Chief
Operating Officer, will review the financial and operating results for the quarter and will provide an update on URI's operations, its corporate strategy and outlook. A question-and-answer session will follow.

    The URI teleconference can be accessed the following ways:

    --  The live webcast can be found at
        http://www.uraniumresources.com. Participants should go to the website 10 - 15 minutes prior to the scheduled conference in order to register and download any necessary audio software.

    -- The teleconference can be accessed by dialing (973) 582-2854 approximately 10 minutes prior to the call.

    To listen to the archived call:

    --  The archived webcast will be at
        http://www.uraniumresources.com. A transcript will also be posted once available.

    -- A replay can also be heard by calling (973) 341-3080 and entering the pin number 8774005.

    The telephonic replay will be available from 1:00 p.m. ET the day of the teleconference until 11:59 p.m. June 8, 2007.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings in New Mexico that includes the proposed ISR project at Church Rock. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's growth prospects and trading liquidity are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the worldwide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.


    CONTACT: Uranium Resources, Inc.
             David N. Clark, President & Chief Operating Officer
             361-883-3990
             or
             Investor:
             Kei Advisors LLC
             Deborah K. Pawlowski / James M. Culligan
             716-843-3908/716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com or
             Media:
             DW Turner
             Kristin Jensen
             505-888-5877 / 505-363-1496
             kjensen@dwturner.com